UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

PHARMERICA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33380	87-0792558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Campus Place Louisville, Kentucky		40299
(Address of principal executive offices)		(Zip Code)

(502) 627-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 14, 2015, PharMerica Corporation (the “Company”) entered into two voluntary settlement agreements with the United States federal government related to a previously disclosed investigation into the dispensing of controlled substances at certain of the Company’s pharmacies. The settlement agreements contain no allegations or findings that controlled substances were diverted or that any patient was harmed. Under the terms of the agreements, the Company will pay a total of $31.5 million to the federal government and entered into a three-year Memorandum of Agreement (MOA) with the DEA and a five-year Corporate Integrity Agreement (CIA) with the Office of the Inspector General (OIG). The total settlement amount is broken down as follows: Under the DOJ/OIG-HHS Settlement Agreement, the Company agrees to pay to the United States $23.5 million paid over a fixed schedule extending through April 20, 2018, plus interest at the rate of 2.375% per annum from October 7, 2014. Under the DEA Settlement Agreement, the Company agrees to pay to the United States $8 million by May 22, 2015.

I.            Settlement with Department of Justice (DOJ), Office of the Inspector General of the Department of Health and Human Services (OIG-HHS), and Relators

   A.             DOJ/OIG-HHS Settlement Agreement

The DOJ/OIG-HHS Settlement Agreement resolves the United States’ civil claims arising out of two qui tam actions: an action that Relator Jennifer Buth (f/k/a Jennifer Denk) filed in the United States District Court for the Eastern District of Wisconsin (09-cv-920), and an action that Relators Eric Beeders and Lesa Martino filed in the United States District Court for the Middle District of Florida (10-cv-1208). The Beeders/Martino action was transferred to the Eastern District of Wisconsin and consolidated with the Buth action. The United States intervened in part and filed its Complaint-in-Intervention as to the allegations in the two complaints that the Company violated the federal False Claims Act (FCA) when it submitted or caused to be submitted claims to Medicare for Schedule II Controlled Substances that it dispensed in a manner that the government alleges did not comply with the Controlled Substances Act (CSA).

Under the DOJ/OIG-HHS Settlement Agreement, the United States agrees to release the Company from any civil or administrative monetary claims that it has or had against the Company for the above described conduct occurring during the relevant time period. Additionally, relators all agree to release the Company from any and all claims that they have or had against the Company at any time through the date of the settlement with the following exceptions: 1) Relator Buth’s separate claims related to her employment with the Company; and 2) Relator Buth’s claims for statutory attorneys’ fees under the FCA. However, relator Buth and the Company have entered into a separate agreement resolving relator Buth’s employment claims. The Company and relator Buth are continuing to negotiate a resolution of her statutory attorneys’ fees claim. Pursuant to the various agreements and releases described above, the United States and Relators agree that all pending claims, save for relator Buth’s statutory attorneys’ fees claim, will be dismissed with prejudice.

Further, conditioned upon the Company’s payment of the Settlement Amount and entry into the CIA described below, the OIG-HHS agrees to release its permissive exclusion rights and to refrain from instituting proceedings to exclude the Company from Medicare, Medicaid, and other Federal health care programs. The Settlement Agreement avoids the uncertainty and expense of protracted litigation of the United States’ claims and does not constitute an admission of liability by the Company.

   B.             Corporate Integrity Agreement

As part of the settlement, the Company has entered into a five-year CIA with the OIG-HHS. The CIA requires that the Company establish and maintain a Compliance Program focused on ensuring compliance with federal health care program and CSA requirements. The CIA formalizes various aspects of the Company’s compliance program and imposes certain expanded compliance-related obligations.

The Compliance Program encompasses several elements, including the following: appointing a dedicated Compliance Officer and Compliance Committee; maintaining a Controlled Substances Policy Task Force for the first two reporting periods under the CIA; ensuring that the Board of Directors satisfies certain compliance obligations; requiring certain managerial employees to certify annually that their departments are in compliance with relevant laws; developing, distributing, and implementing a Code of Conduct and policies and procedures; implementing a compliance training plan; and engaging an Independent Review Organization to perform an annual prescription review.

In addition, the CIA includes certain reporting, certification, record retention, and notification requirements. The Company must submit an Implementation Report and Annual Reports. The CIA provides for stipulated penalties for failure to comply with certain obligations under the CIA. In the event of a material breach, the Company could be subject to exclusion from participation in federal health care programs.

II.          Settlement with Drug Enforcement Administration (DEA)

   A.             DEA Settlement Agreement

The DEA Settlement Agreement resolves the United States’ claims for civil penalties against the Company for allegedly dispensing controlled substances in a manner, as described in the DEA Settlement Agreement, that did not comply with the CSA (CSA Covered Conduct). Under the DEA Settlement Agreement, the DEA releases the Company from all civil penalty liability under the CSA that it has or had against the Company for the DEA Covered Conduct occurring during the period from January 1, 2007 through the date of the settlement agreement. This release extends to all of the Company’s pharmacies except those in the State of Virginia (which had already been released according to a previously disclosed settlement agreement). The DEA further agrees to refrain from instituting any administrative action to deny, suspend, or revoke the registration of any of the Company’s pharmacies based on the DEA Covered Conduct. The parties agree to file a joint stipulation of dismissal of the CSA claims in United States ex rel. Denk v. PharMerica, referred to above. In turn, and in addition to payment of the settlement amount described above, PharMerica agrees to enter into a Memorandum of Agreement with the DEA.

The Settlement Agreement is not an admission of liability for civil penalties. The Company agreed to the terms to avoid the delay and expense of protracted litigation.

   B.             Memorandum of Agreement

As part of this settlement, the Company has entered into a three-year Memorandum of Agreement (MOA) with the DEA. The MOA obligates the Company to comply with already-existing requirements under the CSA and its implementing regulations, largely focused on those portions of the CSA concerning dispensing controlled substances upon valid prescriptions. The MOA also requires the Company to implement and maintain certain additional protections, including specified prescription numbering systems, record-keeping requirements, and maintenance of a compliance program designed to detect and prevent diversion. Material and systemic violations of the MOA that go uncured may constitute a breach of the agreement, and may result in the suspension of the Company’s DEA Certificate of Registration and in an administrative hearing.

Item 7.01	Regulation FD Disclosure

On May 14, 2015, the Company issued a press release announcing the entry into the Settlement Agreement. A copy of the press release is filed and attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in Item 7.01 to this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Act, unless expressly stated otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of PharMerica Corporation dated May 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMERICA CORPORATION

Date: May 20, 2015	By:	/s/ Thomas A. Caneris
Thomas A. Caneris
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press Release of PharMerica Corporation dated May 14, 2015